EXHIBIT 4.1

TIVO INC.

SECURITIES

PURCHASE AGREEMENT

October 7, 2002

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	6.2.	Performance	8

7.	COVENANTS OF THE COMPANY		8
	7.1.	Registration	8
	7.2.	Company Reporting	8
	7.3.	Suspension	8

8.	MISCELLANEOUS		9
	8.1.	Survival of Warranties	9
	8.2.	Successors and Assigns	9
	8.3.	Governing Law	10
	8.4.	Counterparts	10
	8.5.	Headings	10
	8.6.	Notices	10
	8.7.	No Finder’s Fees	10
	8.8.	Attorneys’ Fees	10
	8.9.	Amendments and Waivers	10
	8.10.	Severability	11
	8.11.	Entire Agreement	11
	8.12.	Further Assurances	11
	8.13.	Confidential Disclosure Agreement	11

Exhibit A—Schedule of Investors
Exhibit B—Schedule of Exceptions
Exhibit C—Form of Opinion of Company Counsel
Schedule A—Form of Primary Warrant
Schedule B—Form of Secondary Warrant

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 7, 2002 by and among TIVO INC., a Delaware corporation (the “Company”), and the Investors listed on Exhibit A hereto (each, an “Investor”, collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, severally and not jointly, shares of the Company’s Common Stock on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    AGREEMENT TO PURCHASE AND SELL STOCK.

1.1    Authorization.    As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (i) 6,963,788 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at a price per share of $3.59 and (ii) warrants to purchase an additional 1,323,120 shares of Common Stock, in the form attached hereto as Schedule A, which warrants shall have a term of three (3) years (the “Primary Warrants”) and warrants to purchase an additional 1,323,120 shares of Common Stock, in the form attached hereto as Schedule B, which warrants shall have a term of four (4) years (the “Secondary Warrants” and together with Primary Warrants, the “Warrants”). The Company has filed with the Securities and Exchange Commission (the “SEC”), on January 24, 2001, a registration statement on Form S-3, including a base prospectus dated February 25, 2002 (the “Base Prospectus”), as supplemented by the prospectus supplement dated October 7, 2002 (the “Prospectus Supplement” and, together with the Base Prospectus and including the information incorporated by reference therein and any additional supplements thereto, the “Prospectus”), relating to the Common Stock and the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”). The registration statement, as amended as of the date hereof, including the information incorporated by reference therein and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”

1.2    Agreement to Purchase and Sell.    Subject to the terms and conditions of this Agreement, each Investor agrees, severally, and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of Common Stock set forth opposite each Investor’s name on Exhibit A hereto for the purchase price per share set forth therein and the Company agrees to issue to each Investor that number of Warrants as set forth opposite each Investor’s name on Exhibit A hereto. The shares of Common Stock and the Warrants sold pursuant to this Agreement will be collectively hereinafter referred to as the “Securities.”

2.    CLOSING.

2.1.    The Closing.    Subject to the fulfillment (or waiver) of the conditions to closing set forth in Sections 5 and 6 hereof, the closing of the purchase and sale of the Securities will take place at the offices of Brobeck, Phleger & Harrison LLP, 2000 University Avenue, Palo Alto, California, at 8:00 a.m. Pacific Daylight Time, on October 8, 2002 or at such other time and place as the Company and the Investors mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). As of the date hereof, this Agreement shall be a binding obligation of each of the parties hereto. At the Closing, the Company will deliver to each Investor (i) a certificate representing the number of shares of Common Stock that each such Investor has agreed to purchase hereunder and (ii) a Primary Warrant and a Secondary Warrant exercisable for the number of shares of Common Stock set forth in Exhibit A hereto, against delivery to the Company of the purchase price therefor by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company or (iii) any combination of the foregoing.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.    The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) attached to this Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be representations and warranties to each Investor by the Company under this Section 3), and except as otherwise described in the Company’s annual report filed on Form 10-K for the fiscal year ended January 31, 2002, as amended, and all other filings with the SEC since January 31, 2002, including the documents incorporated by reference therein (collectively, the “SEC Documents”), the statements in the following paragraphs of this Section 3 are all true and correct:

3.1.     Organization.    The Company has no subsidiaries that meet the definition of “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended. Each of the Company and its subsidiaries is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, except where the failure to be so duly incorporated and validly existing would not be reasonably likely to result in a material adverse effect upon the business, financial condition, properties, assets or operations of the Company and its subsidiaries on a consolidated basis (“Material Adverse Effect”). Each of the Company and its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business except where the failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2.    Due Authorization.    The Company has all requisite power and authority to execute, deliver and perform its obligations under the terms of the Agreement (including, without limitation, the issuance of the Common Stock, the Warrants and the Warrant Shares), and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, (i) except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3    Non-Contravention.    The execution and delivery of the Agreement, the issuance and sale of the Securities, the issuance of the Warrant Shares, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or their property is bound, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company, (iii) the charter, by-laws or other organizational documents of the subsidiaries of the Company or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any of its subsidiaries or their property, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would be reasonably likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreement and the valid issuance and sale of the Securities to be sold pursuant to the Agreement or the issuance of the Common Stock upon exercise of the Warrants, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws, which filings, if any, shall be made prior to Closing.

3.4    Capitalization.    The capitalization of the Company is accurately described in the Company’s SEC Documents as of the dates set forth therein. Other than grants or issuances pursuant to employee benefit plans disclosed in the Company’s SEC Documents the Company has not issued any capital stock since July 31, 2002. As of July 31, 2002, the Company had 48,720,951 shares of Common Stock outstanding. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal, state and foreign securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than as described in the Company’s SEC Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants, calls, contracts, demands subscription or other rights or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the

Company is a party and relating to the issuance or sale of any capital stock by the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

3.5    Sale of Securities.    The Securities to be sold pursuant to the Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable. No preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Securities or the Issuance of the Warrant Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Securities to which the Company is a party.

3.6    Legal Proceedings.    There are no legal or governmental proceedings pending, nor, to the knowledge of the Company are any such legal or governmental proceedings threatened, which is, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect, to which the Company or any of its subsidiaries is a party or of which the business or property of the Company or any of its subsidiaries is subject.

3.7    No Violations.    Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the property of the Company or any of its subsidiaries is bound, which is, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

3.8    Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any of the Company’s Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

3.9    SEC Filings.    The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act during the 12 months preceding the date of this Agreement. All such documents, as of their respective filing dates, complied in all material respects with the requirements of the Securities Exchange Act and the SEC’s rules and regulations and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.10     Financial Statements.    The consolidated financial statements of the Company and the related notes contained in the Company’s SEC Documents present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. All liabilities of the Company and its subsidiaries which have, or could reasonably be expected to have, a Material Adverse Effect are set forth in the audited financial statements as of January 31, 2002 contained in the Company’s Form 10-K filed on April 3, 2002, except (i) liabilities incurred in the ordinary course of business subsequent to April 3, 2002 and (ii) liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements.

3.11    No Material Adverse Change.    Since July 31, 2002, there has not been (i) any event or circumstance which has resulted or is reasonably likely to result in any Material Adverse Effect, (ii) any obligation or liability, direct or contingent, that is material to the Company or its Subsidiaries on a consolidated basis, incurred by the Company or any of its subsidiaries, except for obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained which is reasonably likely to result in a Material Adverse Effect.

3.12    NASDAQ Compliance.    The Company’s Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is included for listing on the Nasdaq National Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, or delisting the Common Stock from the NASDAQ. The Company has not received any notification that, and has no knowledge that, the SEC or any other authority, is contemplating terminating such listing or registration. The Company shall comply with all requirements of the NASDAQ with respect to the issuance of the Shares and the listing thereof on the NASDAQ.

3.13    No Manipulation of Stock.    Neither the Company nor any of its subsidiaries or affiliates has taken, nor will they take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock, including without limitation, to facilitate the sale or resale of the Shares.

3.14    Investment Company.    The Company is not, and after the sale of the Shares under the Agreements and the application of the net proceeds from such sales will not be,

an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.15    SEC Registration.    The Securities and the Warrant Shares have been registered with the SEC pursuant to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the SEC. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder. The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Securities are not, and the Warrant Shares, when issued upon exercise of the Warrants, will not be, subject to restrictions on transferability or resale.

3.16    No Finders.    The Company is not and will not be obligated for any finder’s or broker’s fee or commission in connection with this Agreement or any of the transaction contemplated hereby.

3.17    Use of Proceeds.    The Company will use the proceeds received for the Securities for the purposes set forth under the heading “Use of Proceeds” in the Prospectus Supplement.

4.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF EACH INVESTOR.    Each Investor, severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

4.1    Authority.    Such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and legally binding obligation of such Investor enforceable against the Investor in accordance with its terms, (i) except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The addresses of the Investors for purposes of the Company’s compliance with securities or Blue Sky laws are set forth on the signature pages hereto. Within the thirty (30) days prior to the execution of this Agreement, the Investors have not sold, offered, contracted to sell, made any short sale, pledged, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, or otherwise transferred or disposed of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock.

4.2    No Finders.    Such Investor is not and will not be obligated for any finder’s or broker’s fee or commission in connection with this Agreement or any of the transaction contemplated hereby.

4.3    Accredited Investor Status.    Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, as presently in effect.

5.    CONDITIONS TO INVESTORS’ OBLIGATIONS AT CLOSING.    The obligations of each Investor under Section 2 hereof are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

5.1    Representations and Warranties True.    Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2    No Material Adverse Event; No Actions.    Prior to the Closing Date, no Material Adverse Event shall have occurred. No suit, action, or other proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

5.3    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.4    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to Investors’ special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

5.5    Opinion of Company Counsel.    Each of the Investors shall have received an opinion from Latham & Watkins (“L&W”), counsel for the Company, dated as of the date of the Closing, substantially in the form attached hereto as Exhibit C.

6.    CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.    The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by each Investor:

6.1    Representations and Warranties.    The representations and warranties of each Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2    Performance.    Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

7.    COVENANTS OF THE COMPANY.    The Company covenants and agrees with each of the Investors as follows:

7.1    Registration.

(a)  Until the latest to occur of (i) the date on which all of the Warrant Shares have been issued or (ii) all of the Warrants have expired or otherwise terminated (the latest to occur of (i) or (ii) being referred to herein as the “Warrant Termination Date”), the Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement current and continuously effective, subject to Section 7.3, and shall otherwise comply with the provisions of the Securities Act with respect to the registration of the Warrant Shares covered by the Registration Statement.

(b)  The Company shall bear all expenses in connection with the procedures in this Section 7.1 and the registration of the Securities and the Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisors to the Investors or underwriting discounts, brokerage frees and commissions incurred by the Investors, if any.

(c)  The Company shall advise the Investors in writing, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(d)  The Company shall cause all Warrant Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, if the listing of such Warrant Shares is then permitted under the rules of such exchange, or if no similar securities are then so listed, to cause all such Warrant Shares to be listed on a national securities exchange, and promptly furnish to such exchange the Prospectus, including any supplements and amendments thereto, if required under the Securities Act.

7.2    Company Reporting.    Until the Warrant Termination Date, the Company covenants and agrees to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

7.3    Suspension.

(a)  Subject to paragraph (b) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority prior to the Warrant Termination Date for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Investor will refrain from exercising any Warrants (a “Suspension”) until such Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable and, in any event, within 45 business days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.3.

(b)  Notwithstanding the foregoing paragraphs of this Section 7.3, the Investors shall not be prohibited from exercising Warrants as a result of Suspensions on more than three non-consecutive occasions of not more than 45 business days each (each such occasion to be separated by not less than 15 business days) in any 12 month period.

8.    MISCELLANEOUS.

8.1.    Survival of Warranties.    The representations, warranties and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor, its counsel or the Company, as the case may be.

8.2.    Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.3.    Governing Law.    This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

8.4.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5.    Headings.    The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.6.    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for each Investor on the signature pages hereto (with a copy to Brobeck, Phleger & Harrison LLP, Attn: Curtis L. Mo, Esq., 2000 University Avenue, Palo Alto, CA, 94303), or, in the case of the Company, at 2160 Gold Street, P.O. Box 2160, Alviso, CA, 95002, Attn: General Counsel (with a copy to Latham & Watkins, Attn: Laura Gabriel, Esq., 505 Montgomery Street, Suite 1900, San Francisco, CA, 94111) or at such other address as any party may designate by giving ten days advance written notice to all other parties.

8.7.    No Finder’s Fees.    Each Investor agrees, severally, but not jointly, to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which any Investor or any of their officers, employees or representatives is responsible in connection with the transaction that is the subject of this Agreement. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible in connection with the transaction that is the subject of this Agreement.

8.8.    Attorneys’ Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Promptly, upon demand, at any time, or from time to time, at or following the Closing, the Company shall pay, the reasonable fees plus expenses of Brobeck, Phleger & Harrison LLP, special counsel to the Investors, in connection with this Agreement and the transaction contemplated thereby.

8.9.    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each of the Investors. Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each holder of any Securities and Warrant Shares at the time outstanding, each future holder of such securities and the Company.

8.10.    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.11.    Entire Agreement.    This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

8.12.    Further Assurances.    From and after the date of this Agreement, upon the request of the Investors, the Company and each Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.13.    Confidential Disclosure Agreement.    Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

TIVO INC. a Delaware corporation

By:	/s/ Michael Ramsay
Name: Its:	Michael Ramsay Chief Executive Officer

[SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT]

INVESTOR: CROSSLINK VENTURES IV, L.P. By: Crosslink Ventures IV Holdings, L.L.C., its General Partner

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

Address:
Two Embarcadero Center, Suite 2200
San Francisco, CA 94111
Tel (415) 617-1800

OFFSHORE CROSSLINK OMEGA VENTURES IV (a Cayman Islands Unit Trust) By: Crosslink Ventures IV Holdings, L.L.C., Investment Manager

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

Address:
Two Embarcadero Center, Suite 2200
San Francisco, CA 94111
Tel (415) 617-1800

CROSSLINK OMEGA VENTURES IV GmbH & Co. KG By: Crosslink Verwaltungs GmbH, General Partner

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Director

Address:
Two Embarcadero Center, Suite 2200
San Francisco, CA 94111
Tel (415) 617-1800

[SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT]

INVESTOR:
OMEGA BAYVIEW IV, L.L.C.

By:	/s/ Michael J. Stark
Authorized Signatory

Address:
Two Embarcadero Center, Suite 2200 San Francisco, CA 94111 Tel (415) 617-1800

CROSSLINK CROSSOVER FUND III, L.P.

By:	Crossover Fund III Management, L.L.C., Its General Partner

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

Address:
Two Embarcadero Center, Suite 2200 San Francisco, CA 94111 Tel (415) 617-1800

OFFSHORE CROSSLINK CROSSOVER FUND III, Unit Trust

By:	Crossover Fund III Management, L.L.C., Investment Manager

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

Address:
Two Embarcadero Center, Suite 2200 San Francisco, CA 94111 Tel (415) 617-1800

[SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT]

INVESTOR:

New Enterprise Associates 10, Limited Partnership

By:	NEA Partners 10, L.P., general partner

By:	/s/ Signature Illegible
Its:	Administrative General Partner

Address:
2490 Sand Hill Road Menlo Park, CA 94025

NEA Ventures 2002, Limited Partnership

By:	Pamela J. Clark, general partner

By:	/s/ Pamela J. Clark
Its:	General Partner

Address:
2490 Sand Hill Road Menlo Park, CA 94025

[SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT]

EXHIBIT A
Schedule of Investors

Participant Entities	Investment Amount ($)	Common Stock	Primary Warrants	Secondary Warrants
Crosslink Ventures IV, L.P.	$4,621,112.62	1,287,218	244,571	244,571
Offshore Crosslink Omega Ventures IV (A Cayman Islands Unit Trust)	$1,471,110.20	409,780	77,858	77,858
Crosslink Omega Ventures IV GmbH & Co. KG	$217,776.58	60,662	11,527	11,527
Omega Bayview IV, L.L.C.	$363,333.13	101,207	19,229	19,229
Crosslink Crossover Fund III, L.P.	$3,764,445.28	1,048,592	199,232	199,232
Offshore Crosslink Crossover Fund III, Unit Trust	$673,333.22	187,558	35,636	35,636
New Enterprise Associates 10, Limited Partnership	$13,848,889.22	3,857,629	732,950	732,950
NEA Ventures 2002, Limited Partnership	$39,999.78	11,142	2,117	2,117
	$25,000,000.03	6,963,788	1,323,120	1,323,120

EXHIBIT B
Schedule of Exceptions

None

EXHIBIT C
Form of L&W Opinion

We have acted as special counsel to TiVo Inc., a Delaware corporation (the “Company”), in connection with the sale to you (the “Purchasers”) on the date hereof by the Company, of 6,963,788 shares (the “Shares”) of common stock of the Company, par value $.001 per share (the “Common Stock”), warrants to purchase 1,323,120 shares of Common Stock (the “Three-Year Warrants”) and warrants to purchase 1,323,120 shares of Common Stock (the “Four-Year Warrants,” and together with the Three-Year Warrants, the “Warrants”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2001 (File No. 333-53152, as amended to date, but excluding the Incorporated Documents (as herein defined) (the “Registration Statement”), a Prospectus dated February 25, 2002, as supplemented by a Prospectus Supplement dated October 7, 2002, filed with the Commission pursuant to Rule 424(b) under the Act but excluding the Incorporated Documents (together, the “Prospectus”) and a purchase agreement dated October 7, 2002 between you and the Company (the “Purchase Agreement”). This opinion is being rendered to you pursuant to Section 5.5 of the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a)  The Purchase Agreement, the Registration Statement, the Prospectus, and the reports and proxy statements filed by the Company with the Commission and incorporated in the Prospectus by reference (the “Incorporated Documents”);

(b)  The agreements listed under Items 4 and 10 to the exhibit lists in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2002, Quarterly Report on Form 10-Q, as amended, for the quarter ended April 30, 2002, and Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 (the “Material Agreements”); and

(c)  The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company (the “Governing Documents”).

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Purchase Agreement. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions set forth in paragraph 6 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to public offerings of equity securities. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties to the Purchase Agreement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.  The Company is a corporation, and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus.

2.  The Shares to be issued and sold by the Company pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

3.  The execution and delivery of the Warrants have been duly authorized by all necessary corporate action of the Company and, when executed, issued and delivered to you in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  The shares of Common Stock issuable as of the date hereof upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action of the Company, and when issued upon receipt by the Company of the exercise price payable upon exercise of the Warrants in accordance with the terms of the Purchase Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

5.  The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and the Purchase Agreement has been duly executed and delivered by the Company.

6.  The execution and delivery of the Purchase Agreement and the issuance and sale of the Shares and Warrants by the Company to you pursuant to the Purchase Agreement on the date hereof do not:

(i)  violate the Company’s Governing Documents; or

(ii)  violate any federal or California statute, rule or regulation applicable to the Company; or

(iii) result in the breach of or a default under any of the Material Agreements, except such as has been waived; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or California statute, rule or regulation applicable to the Company that have not been obtained or made.

No opinion is expressed in this paragraph 6 as to the application of Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including federal securities laws (certain aspects of which are expressly addressed elsewhere herein), state securities laws, antifraud laws, antitrust or trade regulation laws, or ERISA or similar laws.

7.  The Registration Statement has become effective under the Act.

8.  The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or Regulation S-T. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

The opinions rendered in paragraph 3 relating to the enforceability of the Warrants are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion as to the validity or enforceability of any provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies and call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorney’s fees; and (iv) certain rights, remedies and waivers contained in the Warrants may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Warrants invalid or unenforceable as a whole.

In rendering the opinions in paragraph 6 above insofar as they require interpretation of the Material Agreements, (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law principles contained therein or any choice of law principles that would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, (iii) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreement, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination. We advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

We bring your attention to the fact that a partner of Latham & Watkins is the Company’s Secretary and holds shares of Common Stock, warrants to purchase shares of Common Stock, and debt securities that are convertible into shares of Common Stock that in the aggregate represent less than 1% of the Company’s outstanding shares of Common Stock.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or corporation for any purpose (including any person, firm or corporation that acquires Shares, Warrants, or shares of Common Stock upon exercise of the Warrants from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

Schedule A

Purchasers

Crosslink Ventures IV, L.P.
Offshore Crosslink Omega Ventures IV (A Cayman Islands Unit Trust)
Crosslink Omega Ventures IV GmbH & Co. KG
Omega Bayview IV, L.L.C.
Crosslink Crossover Fund III, L.P.
Offshore Crosslink Crossover Fund III, Unit Trust
New Enterprise Associates 10, Limited Partnership
NEA Ventures 2002, Limited Partnership

SCHEDULE A
Form of Primary Warrant

COMMON STOCK PURCHASE WARRANT

Warrant No.

TiVo Inc.

Void after October 7, 2005

1.  Issuance.    This Warrant is issued to                              by TiVo Inc., a Delaware corporation (hereinafter with its successors, the “Company”).

2.  Purchase Price: Number of Shares.    Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the notice of election to purchase annexed hereto duly executed, at the office of the Company, 2160 Gold Street, Alviso, California, 95002, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) at a price per share (the “Purchase Price”) of $5.00,                  fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the “Common Stock”). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.  Payment of Purchase Price.    Subject to Section 4 hereof, the Purchase Price may be paid in cash, by certified or official bank check or by wire transfer of immediately available funds to the account of the Company specified in advance by the Company.

4.  Net Issue Election.    The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the notice of election to purchase annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X =	Y (A-B)
A

where X =	the number of shares to be issued to the Holder pursuant to this Section 4.

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =	the Fair Market Value (as defined below) of one share of Common Stock at the time the net issue election is made pursuant to this Section 4.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

Fair Market Value on the date of calculation shall mean:

A.  (1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the Fair Market Value shall be deemed to be the average of the closing prices over the ten (10) trading-day period ending on the trading day before date of calculation; or (2) if the Company’s Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid price over the ten (10) trading-day period ending on the trading day before the date of calculation; or

B.  if (A) is not applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for a similar number of shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company is at such time subject to a bona fide acquisition by an independent third party, in which case the Fair Market Value shall be deemed to be the highest value which any of the holders of Common Stock have a right to receive pursuant to such acquisition; provided that if the Holder has a good faith objection to such Board determination, then the Fair Market Value shall be determined by a financial advisor of national standing and reputation reasonably acceptable to the Holder selected and retained by the Company.

5.  Partial Exercise.    This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.  Compliance with Securities Laws.

A.  Prior and as a condition to any exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”) and remains effective and available for use at the time of such exercise), the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that the issuance of such shares upon such exercise is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

B.  Prior and as a condition to any sale or transfer of the shares of Common Stock issuable upon exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act and remains effective and available for use at the time of such transfer), the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

C.   The Holder acknowledges that the Company may place a restrictive legend on the shares of Common Stock issuable upon exercise of this Warrant in order to comply with securities laws.

7.   Issuance Date.    The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

8.   Exercise Period; Expiration Date.    This Warrant shall be exercisable from October 8, 2002 through the close of business on October 7, 2005 (the “Exercise Period”). The Warrant shall expire in its entirety at the close of business on October 7, 2005 and shall be void thereafter.

9.   Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non assessable.

10.   Substitutions, Combinations and Dividends.    If after October 8, 2002 the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.

11.   Acquisitions and Liquidations.

A.   In the event of an Acquisition (as defined in Section 14), this Warrant shall be assumed or an equivalent warrant or right shall be substituted by the successor person (the “Successor Company”).

B.   In the event of (x) an Acquisition where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holder shall be entitled to receive, upon surrender of this Warrant if and when exercisable pursuant to the terms hereof, distributions on an equal basis with the holders of Common Stock, as if this Warrant had been exercised immediately prior to such event, less the Purchase Price.

C.   The Company may, at its option, reduce the Purchase Price at any time upon notice to the Holder.

12.  Fractional Shares.    In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall pay the cash value of any fractional share otherwise issuable, at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Fair Market Value of a share of Common Stock on the date of the notice of election to purchase delivered by the Holder pursuant to Section 2 or Section 4 hereof, as the case may be. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise. Notwithstanding the foregoing, no payment will be required in lieu of issuing a fractional share if the amount of the payment would be less than $10.00.

13.  Certificate of Adjustment.    Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the number of shares of Common Stock issuable upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

14.  Notices of Record Date, Etc.    In the event of:

A.  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

B.  any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

C.  any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

The Company shall provide the Holder with at least ten (10) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the

Company or a merger with another corporation in which the Company is the acquiring and the surviving corporation) (any such transaction referred to in clauses (i) or (ii) above is hereinafter referred to as an “Acquisition”).

15.  Exercise Prior to Expiration.    To the extent this Warrant is not previously exercised as to all of the shares of Common Stock subject hereto, and if the Fair Market Value of one share of the Common Stock is greater than the Purchase Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 4 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the Fair Market Value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 4. To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 15, the Company agrees to promptly notify the Holder of the number of shares of Common Stock, if any, the Holder is to receive by reason of such automatic exercise.

16.  Warrant Holder Not a Stockholder.    The Holder shall not be entitled, by virtue of being the record holder of this Warrant, to vote, consent, receive dividends, receive notice as a stockholder with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as a stockholder of the Company.

17.  Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder hereof.

18.  Warrant Register; Transfers, Etc.

A.  The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. Any registered holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

B.  Subject to compliance with applicable federal and state securities laws and Section 6 hereof, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

C.  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or

(ii)  in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

19.  Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of California.

20.  Successors and Assigns.    This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

21.  Business Days.    If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

22.  No Impairment of Rights.    The Company will not, by amendment of its certificate of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date written below.

Dated:
TiVo Inc.

By:
Name:
Title:

ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the
Common Stock Purchase Warrant

The undersigned Holder hereby elects to purchase                  shares of Common Stock issuable upon the exercise of the attached Common Stock Purchase Warrant, and requests that certificates for such shares be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and delivered to:

                                                                                                                                                                                                                               .
(PLEASE TYPE OR PRINT NAME AND ADDRESS IF DIFFERENT FROM ABOVE)

If such number of shares being purchased hereby shall not be all the shares exercisable pursuant to the attached Common Stock Purchase Warrant, a new Common Stock Purchase Warrant for the balance of such shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

[In full payment of the purchase price with respect to the shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $             by cash, certified or official check or wire transfer of immediately available funds payable to the order of TiVo Inc.] or [The undersigned makes a net issue election in accordance with Section 4 of the Common Stock Purchase Warrant.]

HOLDER:

Dated:	By:
Name
Title:
Address:

Assignment

        For value received,                                                                                                            hereby sells, assigns and transfers

             Please print or typewrite name and address of Assignee

the within Warrant, and does hereby irrevocably constitute and appoint                                                                          ,
its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
In the Presence of:

SCHEDULE B
Form of Secondary Warrant

COMMON STOCK PURCHASE WARRANT

Warrant No.

TiVo Inc.

Void after October 7, 2006

1.   Issuance.    This Warrant is issued to                                 by TiVo Inc., a Delaware corporation (hereinafter with its successors, the “Company”).

2.  Purchase Price: Number of Shares.    Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the notice of election to purchase annexed hereto duly executed, at the office of the Company, 2160 Gold Street, Alviso, California, 95002, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) at a price per share (the “Purchase Price”) of $5.00,                      fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the “Common Stock”). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.   Payment of Purchase Price.    Subject to Section 4 hereof, the Purchase Price may be paid in cash, by certified or official bank check or by wire transfer of immediately available funds to the account of the Company specified in advance by the Company.

4.   Net Issue Election.     The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the notice of election to purchase annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X =	Y (A-B)
A

where X =	the number of shares to be issued to the Holder pursuant to this Section 4.

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =	the Fair Market Value (as defined below) of one share of Common Stock at the time the net issue election is made pursuant to this Section 4.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

Fair Market Value on the date of calculation shall mean:

A.  (1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the Fair Market Value shall be deemed to be the average of the closing prices over the ten (10) trading-day period ending on the trading day before date of calculation; or (2) if the Company’s Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid price over the ten (10) trading-day period ending on the trading day before the date of calculation; or

B.  if (A) is not applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for a similar number of shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company is at such time subject to a bona fide acquisition by an independent third party, in which case the Fair Market Value shall be deemed to be the highest value which any of the holders of Common Stock have a right to receive pursuant to such acquisition; provided that if the Holder has a good faith objection to such Board determination, then the Fair Market Value shall be determined by a financial advisor of national standing and reputation reasonably acceptable to the Holder selected and retained by the Company.

5.  Partial Exercise.    This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.  Compliance with Securities Laws.

A.  Prior and as a condition to any exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”) and remains effective and available for use at the time of such exercise), the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that the issuance of such shares upon such exercise is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

B.  Prior and as a condition to any sale or transfer of the shares of Common Stock issuable upon exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act and remains effective and available for use at the time of such transfer), the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

C.  The Holder acknowledges that the Company may place a restrictive legend on the shares of Common Stock issuable upon exercise of this Warrant in order to comply with securities laws.

7.  Issuance Date.    The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

8.  Exercise Period; Expiration Date.    This Warrant shall be exercisable from October 8, 2002 through the close of business on October 7, 2006 (the “Exercise Period”). The Warrant shall expire in its entirety at the close of business on October 7, 2006 and shall be void thereafter.

9.  Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable.

10.  Substitutions, Combinations and Dividends.    If after October 8, 2002 the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.

11.  Acquisitions and Liquidations.

A.  In the event of an Acquisition (as defined in Section 14), this Warrant shall be assumed or an equivalent warrant or right shall be substituted by the successor person (the “Successor Company”).

B.  In the event of (x) an Acquisition where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holder shall be entitled to receive, upon surrender of this Warrant if and when exercisable pursuant to the terms hereof, distributions on an equal basis with the holders of Common Stock, as if this Warrant had been exercised immediately prior to such event, less the Purchase Price.

C.  The Company may, at its option, reduce the Purchase Price at ay time upon notice to the Holder.

12.  Fractional Shares.    In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall pay the cash value of any fractional share otherwise issuable, at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Fair Market Value of a share of Common Stock on the date of the notice of election to purchase delivered by the Holder pursuant to Section 2 or Section 4 hereof, as the case may be. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise. Notwithstanding the foregoing, no payment will be required in lieu of issuing a fractional share if the amount of the payment would be less than $10.00.

13.  Certificate of Adjustment.    Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the number of shares of Common Stock issuable upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

14.  Notices of Record Date, Etc.    In the event of:

A.  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

B.  any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

C.  any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

The Company shall provide the Holder with at least ten (10) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the

Company or a merger with another corporation in which the Company is the acquiring and the surviving corporation) (any such transaction referred to in clauses (i) or (ii) above is hereinafter referred to as an “Acquisition”).

15.  Exercise Prior to Expiration.    To the extent this Warrant is not previously exercised as to all of the shares of Common Stock subject hereto, and if the Fair Market Value of one share of the Common Stock is greater than the Purchase Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 4 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the Fair Market Value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 4. To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 15, the Company agrees to promptly notify the Holder of the number of shares of Common Stock, if any, the Holder is to receive by reason of such automatic exercise.

16.  Warrant Holder Not a Stockholder.    The Holder shall not be entitled, by virtue of being the record holder of this Warrant, to vote, consent, receive dividends, receive notice as a stockholder with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as a stockholder of the Company.

17.  Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder hereof.

18.  Warrant Register; Transfers, Etc.

A.  The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. Any registered holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

B.  Subject to compliance with applicable federal and state securities laws and Section 6 hereof, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

C.  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or

(ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

19.  Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of California.

20.  Successors and Assigns.    This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

21.   Business Days.    If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

22.  No Impairment of Rights.    The Company will not, by amendment of its certificate of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date written below.

Dated:

TiVo Inc.

By:
Name:
Title:

ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the
Common Stock Purchase Warrant

The undersigned Holder hereby elects to purchase              shares of Common Stock issuable upon the exercise of the attached Common Stock Purchase Warrant, and requests that certificates for such shares be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and delivered to:____________________________________________________________________________________________

_________________________________________________________________________________________________________  .
(PLEASE TYPE OR PRINT NAME AND ADDRESS IF DIFFERENT FROM ABOVE)

If such number of shares being purchased hereby shall not be all the shares exercisable pursuant to the attached Common Stock Purchase Warrant, a new Common Stock Purchase Warrant for the balance of such shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

[In full payment of the purchase price with respect to the shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $             by cash, certified or official check or wire transfer of immediately available funds payable to the order of TiVo Inc.] or [The undersigned makes a net issue election in accordance with Section 4 of the Common Stock Purchase Warrant.]

HOLDER:

Dated:	By:___________________________________________
Name:
Title:
Address: ____________________________________

_____________________________________

Assignment

For value received,                                                                                                                                                     hereby sells, assigns and transfers

unto

Please print or typewrite name and address of Assignee

the           within           Warrant,           and           does           hereby           irrevocably           constitute           and           appoint

                                                                                                                                                         , its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

In the Presence of: